Exhibit 32.2

            PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER CERTIFICATION
                                  PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Emclaire Financial Corp. (the "Corporation") on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date here (the "Report"), I, Shelly L. Rhoades, Treasurer and Principal Financial and Accounting Officer of the Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information  contained in the Report fairly  presents,  in all material
     respects,   the  financial  condition  and  result  of  operations  of  the
     Corporation.

/s/Shelly L. Rhoades
--------------------
Shelly L. Rhoades
Principal Financial and Accounting Officer
Treasurer
March 29, 2005